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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 20, 2004


                            First Citizens Banc Corp
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             (Exact name of Registrant as specified in its charter)


             Ohio                          0-25980               34-1558688
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(State or other jurisdiction of   (Commission File Number)      (IRS Employer
incorporation or organization)                               Identification No.)


           100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
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                    (Address of principle executive offices)

       Registrant's telephone number, including area code: (419) 625-4121

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

                         Date of report: April 20, 2004
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ITEM 5.   OTHER EVENTS

First Citizens Banc Corp (FCZA), Sandusky, Ohio is announcing first quarter 2004 earnings of $1,163,000 or $0.23 per share. This is a 37.1% decrease from first quarter 2003 of $0.37 per share and compares to $0.35 per share in the first quarter 2002. Included in first quarter earnings are fees generated by the Trust department of the Corporation. In 2004, trust fees totaled $165,000 in the first quarter compared to $73,000 in the first quarter of 2003 and $0 in the first quarter 2002. The Company's banking affiliates include The Citizens Banking Company (Sandusky, Ohio) and Farmers State Bank (New Washington, Ohio). The Company's financial services affiliates include Mr. Money Finance Company, SCC Resources, Inc., R.A. Reynolds Appraisal Service, Inc., First Citizens Insurance Agency, Inc., First Citizens Title Insurance Agency and Water Street Properties.
















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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


First Citizens Banc Corp


  /S/ James O. Miller                                    April 20, 2004
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James O. Miller                                          Date
Executive Vice President